Exhibit 99.2
AEROPOSTALE NAMES MINDY C. MEADS AS PRESIDENT AND CHIEF MERCHANDISING OFFICER
New York, New York — March 8, 2007 — Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that it has appointed Ms. Mindy C. Meads as President and Chief Merchandising Officer.
Julian R. Geiger, Chairman and Chief Executive Officer said, “We are thrilled to have someone of Mindy’s caliber join Aeropostale as President and Chief Merchandising Officer. She has a tremendous level of knowledge of the retail industry, with expertise spanning children’s, juniors, women’s and men’s apparel. Mindy has strong experience in creating and implementing the type of merchandise and operating strategies that will enable us to continue to build our brand, our systems, and our culture.”
Ms. Meads commented, “Joining Aeropostale presents a unique opportunity for me to be President of a successful and quickly growing company with a wonderful history and a special culture. It is exciting for me to be able to return to the teen business, one of my favorite market segments. It is equally exciting to be reunited with Julian Geiger, because our approaches to the business have always been quite similar. I am just so happy to be joining Aeropostale.”
Ms. Meads has more than 30 years experience in the retail industry, most recently serving as President of Victoria’s Secret Direct, a division of Limited Brands, Inc. From 1998 to 2005 she served in senior executive positions at Lands’ End, Inc./Sears Holding including President and Chief Executive Officer, Executive Vice President Sears Apparel and Executive Vice President Lands’ End Apparel and Sourcing. Prior to that Ms. Meads was Senior Vice President Merchandising, Design, Planning & Allocation at Gymboree Corporation. From 1991 to 1996 she served as Senior Vice President Merchandising, Design and Vice President General Merchandise Manager for Lands’ End. Early in her career, Ms. Meads also held a number of positions of increasing responsibility at R.H. Macy & Company, Inc. overseeing Women’s Apparel as Senior Vice President Macy’s South and overseeing Junior, Women’s Plus Size and Children’s Apparel at Vice President Merchandise Administrator.
Mr. Geiger concluded, “Mindy’s proven track record of strong leadership and vision will be an asset to our Company moving forward. We anticipate that she will be a meaningful contributor to Aeropostale’s future success and she is a significant addition to our executive management team.”
About Aeropostale, Inc.
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line through its e-commerce website (www.aeropostale.com) or at organized sales events at college campuses.
The company currently operates 728 Aeropostale stores in 47 states and 14 Jimmy’Z stores in 11 states.
SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN “FORWARD-LOOKING STATEMENTS” CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND

OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY’S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY’S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.